EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to incorporation of our report, dated March 1, 1999, relating to the 1998 financial statements of Coda Music Technology, Inc., into this Form 10-KSB and into the Company's previously filed Registration Statements File No. 33-96624, File No. 333-48597, File No. 333-52927 and File No. 333-31287.



                                                      /s/ McGladrey & Pullen LLP
                                                      McGladrey & Pullen LLP


Minneapolis, Minnesota,
March 24, 1999